UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 17, 2003


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


     DELAWARE                     0-21802                   34-1741211
  (STATE  OR  OTHER  JURISDICTION (COMMISSION           (IRS  EMPLOYER
   OF  INCORPORATION)            FILE  NUMBER)    IDENTIFICATION  NO.)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
             TOLEDO,  OHIO                                     43606
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374

ITEM  5.     OTHER  EVENTS

N-Viro International Corporation announced today in a press release the results of voting and other events at the Annual Stockholders meeting held on November 13, 2003, which is attached as Exhibit 99.1.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:          November  17,  2003          By:       /s/  James  K.  McHugh
                -------------------                  ------------------------
                                                       James  K.  McHugh
                                                    Chief  Financial  Officer

                                                       Exhibit  99.1
                                                       -------------

                       NEWS RELEASE FOR IMMEDIATE RELEASE
                          For More Information Contact:
     Terry J. Logan, Ph.D., N-Viro International Corp., tlogan@nviro.com (419)
                                                                      535-6374


             N-VIRO ANNOUNCES PRIVATE PLACEMENT AND CHANGES TO BOARD

Toledo, Ohio, November 17, 2003 - N-Viro International Corp. (OTC BB/NVIC.OB) announced at its annual meeting last Thursday that its Board had authorized a private equity placement for stock, the proceeds of which will be used to retire debt, increase working capital and fund future business promotion and development. Although the Company has yet to identify a specific purchaser, the Company hopes to complete a private placement of equity securities of the Company by the end of the year.

N-Viro also announced the election of Mr. Phil Levin as Chairman of the Board. Mr. Levin is the President of both Levin Development Company and MGM Consulting Services, a real estate development and financial consulting company, respectively, in Troy, Michigan. Mr. Levin holds an MBA in both accounting and finance, and was a partner-in-charge of PriceWaterhouseCoopers' consulting division in Michigan for 16 years. Mr. Levin has served as a Director of the Company since November 2002 and is a member of the Audit, Nominating and Finance Committees. He currently chairs the Audit and Nominating Committees.

Mr. Chris Anderson was elected to the Board to fill the position previously held by Mr. Jack Irmscher. Mr. Anderson graduated summa cum laude from The Ohio State University with BS and MS degrees in agribusiness, and also holds an MBA from Harvard University. Among other professional experiences, Mr. Anderson was senior vice president for the Andersons, a Toledo-based public company with sales in excess of $1 billion. Mr. Anderson is a member of the Audit and Nominating Committees, and is the chair of the Corporate Planning committee.

Dr. Logan, President and CEO of the Company, stated, "N-Viro is very fortunate to attract directors of the caliber of Phil Levin and Chris Anderson. In addition, Mr. Brian Burns, who was elected to the Board earlier this year, also brings strong business credentials and experience to the directorship of the Company. In electing Mr. Levin Chairman of our Board, and with the addition of Messrs. Anderson and Burns, the Company has positioned itself to move to the next level."

The Company also announced the results of voting by stockholders at the Annual Meeting of the Company held on Thursday, November 13, 2003. Six issues were presented for stockholder consideration at such meeting. These were (1) the approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to decrease the number of directors of the Company to between seven and nine, (2) the approval of an amendment to the By-laws of the Company to reduce the number of classes of directors from three to two, (3) the approval of a compensation plan for non-employee directors of the Company,
(4) the ratification of Hausser + Taylor, LLP as the Company's independent certified public accountants, (5) the election of two directors to the board of directors of the Company, and (6) the approval of a new stock option plan of the Company. The first five matters were approved at the annual meeting by the affirmative vote of the holders of a majority of the shares of voting, common stock issued and outstanding. The stock option plan proposed by the board of directors for approval by the stockholders failed to receive a sufficient number of votes for adoption.

Based on actions taken by the stockholders at the annual meeting, the board of directors of the Company now consists of seven members, which members are:
Terry Logan, president of the Company, Michael Nicholson, chief operating officer of the Company, Philip Levin, Chairman of the Board of the Company, Brian Burns, Christopher Anderson, Daniel Haslinger and R. Francis DiPrete. Messrs. Logan, Nicholson, Levin and Burns have terms expiring in 2004 while Messrs. DiPrete, Haslinger and Anderson have terms expiring in 2005.

N-Viro International Corporation develops and licenses its technology to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office, on the internet at www.nviro.com or by e-mail inquiry to info@nviro.com.

The Company cautions that words used in this document such as "hopes," "expects," "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company anticipates completion of a private placement of equity securities prior to December 31, 2003, there are no assurances that the Company will succeed in selling all or any portion of such offered securities. Furthermore, at the present time, the form and terms of such securities are not known. Likewise, specific purchasers for such securities have not been identified. If the Company fails to identify appropriate purchasers for equity securities of the Company or fails to come to an agreement with prospective purchasers or reach agreement with such purchasers as to the terms of any such securities, the Company will not be successful in completing the anticipated private placement. The failure to complete the anticipated private placement could have an adverse material impact upon the Company's liquidity, financial position, and ability to continue as a going concern.


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